Exhibit 99.1

                          Independent Auditor's Report


To the Members of
Neulogic Media, LLC

We have audited the accompanying balance sheet of Neulogic Media, LLC, as of December 31, 2005, and 2004 and the related statements of income (loss) and members' equity (deficiency), and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neulogic Media, LLC, as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Crown Point Consulting, Inc.
April 27, 2006

                               Neulogic Media, LLC
                                 Balance Sheets
                                 (in thousands)

                                                     December 31,   December 31,
                                                         2005           2004
                                                     ------------   ------------
                      Assets
Current assets:
    Cash                                                      33             18
    Accounts receivable                                      199            116
    Prepaid expenses                                          10             14
                                                     ------------   ------------
      Total current assets                                   242            148

Property and equipment                                       705            557
    Less: accumulated depreciation                          (455)          (302)
                                                     ------------   ------------
    Property and equipment, net                              250            255

Goodwill                                                     194            194
                                                     ------------   ------------
      Total Assets                                           686            597
                                                     ============   ============

       Liabilities and Members' Deficiency
Current liabilities:
    Line of credit                                           148            116
    Accounts payable                                          27             30
    Accrued expenses                                          23             42
    Advances from BrightStar                                 235              -
    Deferred revenue                                         448            367
    Notes payable - former members                           110             74
                                                     ------------   ------------
      Total current liabilities                              991            629

Notes payable - former members                              --              106

                                                     ------------   ------------
      Total Liabilities                                      991            735
                                                     ------------   ------------

Members' deficiency                                         (305)          (138)
                                                     ------------   ------------
      Total Liabilities and Members' Deficiency              686            597
                                                     ============   ============


See accompanying Notes to Financial Statements.

                               Neulogic Media, LLC
                   Statements of Loss and Members' Deficiency
                                 (in thousands)


                                                  December 31,      December 31,
                                                      2005              2004
                                                  ------------      ------------
Revenues                                                1,079               908
Cost of revenues                                          136               106
                                                  ------------      ------------
      Gross profit                                        943               802

Operating expenses:
   Selling, general and administrative                    889               735
   Depreciation and amortization                          153               141
                                                  ------------      ------------
      Total operating expenses                          1,042               876

Other expenses
   Interest                                                43                10
   Income taxes                                             2               --
                                                  ------------      ------------
      Total other expenses                                 45                10

                                                  ------------      ------------
           Net operating loss                            (144)              (84)
                                                  ------------      ------------

           Members' deficiency - beginning               (138)              (32)
           Members' distribution                          (23)              (22)
                                                  ------------      ------------
           Members' defiecincy - ending                  (305)             (138)
                                                  ============      ============


See accompanying Notes to Financial Statements.

                               Neulogic Media, LLC
                            Statements of Cash Flows
                                 (in thousands)

                                                          December 31,  December 31,
                                                              2005          2004
Operating activities:
Net loss                                                         (144)          (83)
Adjustments to reconcile net loss to net cash:
    Depreciation and amortization                                 153           141
    Bad debts                                                       3
    Changes in operating working capital:
    Accounts receivable                                           (86)           35
    Prepaid expenses                                                4           (12)
    Accounts payable and accrued expenses                         (19)           49
    Deferred revenue                                               82            37
                                                          -----------   -----------
       Net cash provided by (used in) operating activities         (7)          167

Investing activities:
    Capital expenditures                                          (16)           (8)
    Capitalization of software development                       (132)         (164)
                                                          ------------  ------------
       Net cash used in investing activities                     (148)         (172)

Financing activities:
    Net proceeds under line of credit                              32            42
    Proceeds from BrightStar                                      235             -
    Payments on capital leases                                     (4)            -
    Payments of notes to former members                           (74)          (99)
    Accrued interest due on notes to former members                 4             5
    Distributions to members                                      (23)          (22)
                                                          ------------  ------------
       Net cash provided by (used in) financing activities        170           (74)

                                                          ------------  ------------
Net increase (decrease) in cash                                    15           (79)
                                                          ------------  ------------
Cash:
    Beginning of period                                            18            97
                                                          ------------  ------------
    End of period                                                  33            18
                                                          ============  ============


See accompanying Notes to Financial Statements.

                               Neulogic Media, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description of Business:

      Neulogic Media, LLC, (the Company), is a Limited Liability Company organized in Ohio, on June 1, 1999. The Company serves the philanthropic community and other markets, by providing e-communication solutions which include website development and support, content distribution, e-mail marketing, and integration with back-office systems.

      Use of Estimates:

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

      Concentrations:

      The majority of the revenues derived by the Company are from sales and services of the Company's "Vision Manager" (VisionMgr) and "Neuance" software.

      The Company has a contractual obligation with Community Foundations of America, Inc. (CFA), whereby CFA has been granted a worldwide perpetual license to resell, install, use, execute, copy, modify, distribute, prepare derivative works, sublicense to end users and distributors, all past, current and future versions of VisionMgr. The license granted to CFA is exclusive to community foundations and prohibits the Company from providing VisionMgr to any community foundation. CFA's right to create derivative works can be exercised only in the event that the Company chooses not to serve the market, or enters receivership for the benefit of creditors.

      The month-to-month contract, can be terminated by either party with sixty
      (60) days written notice of its election to terminate.

      If the contract with CFA were terminated, such events would have an adverse effect on the Company's operations.

      Cash:

      The Company maintains cash balances at a financial institution that, at times, exceeds the federally insured limit of $100,000.

                               Neulogic Media, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Property and Equipment:

      Property and equipment purchases costing $500 or more are capitalized at cost and consist primarily of office furnishings, computer equipment and software used for design, development, installation and operational purposes. Depreciation is computed using the straight-line method over estimated useful lives of the property ranging from three to seven years.

      Additionally, the Company capitalizes a portion of their direct employee costs that are associated with the design, development, enhancement and production of its developed software as per SFAS 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed". For the year ended December 31, 2005, the Company amortized $ 133,389 of their capitalized developed software costs and had $ 225,638 of remaining unamortized developed software costs as of December 31, 2005.

      Goodwill:

      Goodwill on the accompanying balance sheet resulted from the acquisition of prior members' interests in excess of their capital that occurred in April, 2002. The value of goodwill is not amortized but is subject to impairment testing in accordance with SFAS No. 142 "Accounting for Intangible Assets."

      Revenue Recognition:

      Annual VisionMgr and Neuance Subscriptions:

      The Company invoices annual VisionMgr subscriptions based upon CFA agreements with various community foundations. The Company charges the entire subscription price at the commencement of the contact and recognizes revenue on a monthly basis over the length of each contract. The Company expenses all fees due to CFA for each new or renewed VisionMgr subscription.

      The Company invoices annual Neuance subscriptions based upon a standard software license with individual clients. The Company charges the entire subscription price at the commencement of the contact and recognizes revenue on a monthly basis over the length of each contract.

      Development and Implementation Contracts:

      The Company recognizes revenues on development and implementation projects based upon the completion of various stages of each individual project.

                               Neulogic Media, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Deferred Revenue:

      Deferred revenue consists of revenue that has been billed on annual contracts which has not been previously recognized and will be earned during periods subsequent to December 31, 2005. Deferred revenue is classified as a current or non-current liability based on the expiration date of each contract.

      Advertising:

      The Company expenses advertising costs as they are incurred.

      Income Taxes:

      The Company has elected to be taxed as a partnership pursuant to the Internal Revenue Code and similar state statute. In lieu of the Company paying federal and state income tax on earnings, the members are taxed on their proportionate share of the Company's taxable income. Therefore, no provision for federal or state income taxes is included in the financial statements. Local city ordinances do not provide this type of treatment and impose corporate taxes on the Company's earnings. A provision for local income taxes is therefore, provided.

(2)   OPERATING LEASES

      The Company leases office space on a month to month basis, with a base rent of $ 3,150 per month, which includes a pro-rata share of real estate taxes, insurance and common area maintenance (CAM) of the property.

      The Company entered into a three year agreement to use a co-location facility commencing in November 2005, with monthly payments of $ 896.

      The Company entered into an annual agreement with a supplier of an e-mail program which supports the Company's client services. The agreement calls for a minimum annual payment of $7,000 which provides support for twenty one (21) client accounts. Support for additional client accounts are billed separately. The agreement was renewed through June 2006.

      The Company leases a voice-mail system under a three year agreement expiring in May 2006, with monthly payments of $ 120. At the end of the lease term, the equipment may be purchased at fair market value, the lease may be renewed or the equipment may be returned to the lessor.

                                  Neulogic, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

(2)   OPERATING LEASES (continued)

      The Company leases a laptop computer under a four year lease expiring in February, 2007, with monthly payments of $ 55. The Company has the option to purchase the equipment at its fair market value at the end of the lease.

      Future minimum annual lease payments are as follows:

      Year Ending
      December 31,                     Amount
      ------------                   -----------
      2006                           $   15,512
      2007                           $   10,862
      2008                           $     8,960
                                     -----------

      Total                          $    35,334
                                     ===========


(3)   LINE OF CREDIT

      The Company has a $ 150,000 revolving line of credit with a financial institution. The outstanding balance at December 31, 2005, was $148,044. Interest is charged at a rate equal to one percent above the prime lending rate. The line of credit is secured by substantially all of the Company's assets and is personally guaranteed by the members of the Company.

(4)   NOTES PAYABLE - FORMER MEMBERS

      During 2002, the Company purchased ownership interests from former members. A portion of the acquisition was financed by promissory notes issued by the Company to the former members and were collateralized by the ownership interests that were purchased.

      Maturities of the remaining notes payable and subsequent payments to those former members are as follows:

                                       Amount
                                     -----------

      January 1, 2006                $    25,000
      January 25, 2006               $    84,486
                                     -----------

      Total                          $   109,486
                                     ===========

                                  Neulogic, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


(5)   COMMITMENTS, CONTINGENCIES, AND GUARANTEES

      Management of the Company is not aware of any claims or litigation against it, as of December 31, 2005.

(6)   RELATED PARTY TRANSACTIONS

      Management fees are paid to two members and to a separate entity that is wholly owned by another member. No formal agreement exists regarding the scope of services provided, and the fees are determined annually on a discretionary basis.

(7)   WARRANTS TO ACQUIRE MEMBERSHIP UNITS

      CFA holds two warrants that upon exercise will allow CFA to acquire up to 300 membership units of the Company for a price of $15 per membership unit. The warrants, which are non-transferable unless approved in writing by the Company, will expire on May 1, 2007. The Company has 30,300 membership units authorized and 30,000 membership units issued and outstanding.

(8)   SALE OF BUSINESS ASSETS AND OPERATING ACTIVITIES

      On October 24, 2005, the Company entered into an agreement to sell substantially all of the assets of the Company to BrightStar Information Technology Group, Inc. ("BrightStar"). The agreement provided for the selling price to be remitted as follows:

      (a)   an initial down payment of $200,000 and

      (b) a payment of $1,600,000 and 139,000,000 shares representing twenty percent (20%) of the Common stock of BrightStar upon execution of the sale agreement.

      Additionally, BrightStar advanced a sum of $ 35,000 to the Company for operating cash flow purposes.

      The sale of the business assets and operating activities described above was finalized on January 4, 2006.